Exhibit 99.1


         FUTURE IT ANNOUNCES NEW DIRECTION FOR THE FUTURE OF THE COMPANY
                                     - - - -

        Company To Raise Additional Funds Through Convertible Debentures

Lod, Israel, September 15th, 2008 - FutureIT Inc. (FITI.OB), a leading provider of software solutions for the automated and effective management of Microsoft SQL servers, today announced that the Board of Directors will make a number of changes regarding the future direction of the Company.

         Mr. Shmuel Bachar, the company's Chairman of the Board, will assume the responsibilities of acting CEO. Concurrently, Mr. Nimrod Zahavi, the Company's current CEO, will be leaving the FutureIT to pursue other opportunities. Mr. Zahavi will remain with the Company for up to 60 days to assist with the transition until its completion. The Board of Directors thanks Mr. Zahavi for his work and wishes him the best of luck in his future endeavors.

         In other related personnel issues, Ms. Fiona Rosenberg-Niddam joined the FutureIT team two months ago as International Sales Director. Since she has joined the Company, Ms. Rosenberg-Niddam has expanded sales in the United Kingdom and recruited new resellers in other territories. Ms. Rosenberg is optimistic that international sales in the fourth quarter of 2008 will further increase as a result of her efforts.

         In addition, the Company is pleased to announce the appointment of Mr. Michael Shtarkman as Director of Sales for the Israeli market. Mr. Shtarkman joined FutureIT eight months ago, and has played a substantial role in the company's recent momentum and increased awareness in the Israeli market. Mr. Shtarkman stated, "FutureIT will continue to play a leading role in the Israeli market with growth measured in terms of market penetration and in technological advances."

         Commenting on the new direction for FutureIT, Mr. Shmuel Bachar said, "The main near-term goal continues to be penetration of the North American market. As the world's largest and most important market, FutureIT needs to succeed in the U.S.; and to meet this goal, management will focus its time, energy and manpower on becoming a leading player in the U.S. market."

         In addition to the above changes, the Company plans to raise additional funds for these ongoing expansion activities through the issuance of convertible debentures. Until the new funding has been finalized, Viscount Nicolas Bearsted and the DataSafe Group, two of the Company's shareholders, have announced that they will provide an interim credit line of $300,000.

         Mr. Bachar concluded, "These new appointments coupled with the credit line and the planned raising of additional funds will allow the company to continue to grow in the markets where they already have a strong presence, and to expand in new markets, the United States in particular."


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About FutureIT

FutureIT is engaged in the development, marketing, sale and support of software products that provide easy-to-use comprehensive database management, backup and monitoring solutions for both small and medium sized enterprises, or SMEs, and larger enterprises, running different Microsoft Structured Query Language, or SQL servers, versions 2000, 2005 and 2008, as well as Microsoft SQL Server Desktop Engine, or MSDE and SQL Express.


Safe Harbor Statement

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the Company with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. The Company undertakes no obligation to publicly release updates to these forward-looking statements made to reflect new events or circumstances after the date hereof. Neither the Company nor its agents assume responsibility for the accuracy and completeness of the forward-looking statements.

Contacts:
Shmuel Bachar
Phone:  +1-972-8-9258070
Email:  shmuelb@datasafe.co.il